EXHIBIT 2.1


                               MUTUAL TERMINATION
                              AND RELEASE AGREEMENT

         This Mutual Termination and Release Agreement, dated as of April 19, 2007 (this "AGREEMENT"), is by and among (i) Tarrant Apparel Group, a California corporation ("PARENT"), (ii) 4366883 Canada Inc., a corporation incorporated under the CANADA BUSINESS CORPORATIONS ACT ("CBCA") ("BUYER" and, together with Parent, each a "BUYER PARTY" and collectively the "BUYER PARTIES"), (iii) 3681441 Canada Inc., a corporation incorporated under the CBCA ("368 CANADA"),
(iv) Buffalo Inc., a corporation  incorporated  under the CBCA ("BUFFALO INC."),
(v) 3163946 Canada Inc., a corporation incorporated under the CBCA ("316 CANADA"), (vi) Buffalo Corporation, a Delaware corporation ("BUFFALO US" and, together with 368 Canada, Buffalo Inc., and 316 Canada, each a "TARGET COMPANY" and collectively the "TARGET COMPANIES"), (vii) BFL Management Inc. in its capacity as the sole trustee of The Buffalo Trust ("Trust"), and (viii) each stockholder of Target Companies set forth in EXHIBIT A to the Purchase Agreement (as defined below) (individually, "SELLER" and, collectively, "SELLERS" and, together with Target Companies and Trust, each a "SELLER PARTY" and collectively the "SELLER PARTIES").

                                    RECITALS

         A. Buyer Parties and Seller Parties are parties to that certain Stock and Asset Purchase Agreement, dated December 6, 2006, as amended by Amendment No.1 to Stock and Asset Purchase Agreement, dated March 20, 2007 (as amended, the "PURCHASE AGREEMENT").

         B. Buyer Parties and Seller Parties desire to terminate the Purchase Agreement.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. CERTAIN DEFINITIONS. Undefined capitalized terms herein are defined in the Purchase Agreement.

         2. TERMINATION OF PURCHASE AGREEMENT. Buyer Parties and Seller Parties hereby agree that the Purchase Agreement is terminated as of the date hereof by mutual written consent in accordance with SECTION 10.1(A) thereof without any liability on the part of Buyer Parties, Seller Parties, or any of their respective subsidiaries, directors, officers, agents, representatives, shareholders and other affiliates ("RELATED PARTIES") (and each of their respective Related Parties).

         3. RETURN OF DEPOSIT. Concurrently with the execution and delivery of this Agreement, notwithstanding SECTION 2.1(C) of the Agreement to the contrary, Buffalo International shall, and each other Seller Party shall cause Buffalo International to, return U.S. $4,750,000 of the Deposit to Parent without deduction or offset of any kind, and Buffalo International shall retain U.S. $250,000 of the Deposit plus all of the interest accrued on the total of the Deposit. Additionally, Buffalo International shall retain all interest accrued on the U.S. $2 million borrowed from Guggenheim Corporate Funding, LLC or its affiliates. Buffalo International shall deliver to Parent U.S. $4,750,000 of the Deposit in cash by wire transfer of immediately available funds pursuant to the following wire transfer instructions:

                  BANK WIRE INSTRUCTIONS

                  Bank Name:



                  ABA#:

                  Account #:

                  Account Name:


         4. FEES AND EXPENSES OF RICHTER. Buyer Parties hereby confirm being solely responsible for the fees and expenses of RSM Richter incurred in connection with the services provided by RSM Richter in connection with the transactions proposed in the Purchase Agreement that were in addition to the services RSM Richter would otherwise have performed for any of the Seller
Parties, and would not have been performed by RSM Richter but for the transactions contemplated by the Purchase Agreement. Seller Parties shall be solely responsible for all other fees and expenses of RSM Richter, including all fees and expenses for services that RSM Richter would have performed for any of the Seller Parties had the parties not entered into the Purchase Agreement.

         5. RELEASE. Buyer Parties, on the one hand, and Seller Parties, on the other hand, and each of them, on behalf of itself and all present or former subsidiaries and other affiliates, hereby releases the other parties and their Related Parties (and each of their respective Related Parties) from all claims, demands, debts, liabilities, obligations, agreements, promises, losses, damages, demands, rights, actions or causes of action, whether known or unknown, whether at law or equity, whether direct or derivative (herein "CLAIM" or "CLAIMS") arising under or relating to the Purchase Agreement or any of the transaction(s) described or referred to in the Purchase Agreement; PROVIDED, HOWEVER, that nothing in this Agreement shall be construed to release any Claim arising under or relating to this Agreement or that certain confidentiality agreement between Buffalo Inc. and Parent, dated June 1, 2006, as amended to date (the "CONFIDENTIALITY AGREEMENT"), other than paragraphs 16, 17 and 18 of the Confidentiality Agreement, which provisions, and any Claims related thereto, are included in the Claims released hereby. All Evaluation Material shall be promptly return by the Receiving Parties to the Disclosing Party (as those terms are defined in the Confidentiality Agreement).

         6. PUBLICITY. Except as may be required by law or the rules of any stock exchange on which a party's securities are then listed, none of the Buyer Parties or the Seller Parties will, at any time, publicly disclose, discuss or comment on the circumstances giving rise to termination of the Purchase Agreement in a manner that is materially different from or inconsistent with the disclosure provided in the press release of Parent approved by Buffalo International concurrently herewith or in any other writing approved by Parent and Buffalo International.


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


         7. REPRESENTATIONS AND WARRANTIES. Buyer Parties, on the one hand, and Seller Parties, on the other hand, and each of them, hereby represent and warrant to the other parties that: (a) it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with its provisions, (b) this Agreement has been duly authorized, executed and delivered by such party, and (c) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

         8. GOVERNING LAW. This Agreement and the performance of the obligations of the parties hereunder will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of Law principles.

         9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         10. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

                    (SIGNATURES CONTINUE ON FOLLOWING PAGES)


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         IN WITNESS WHEREOF,  the parties have executed this Mutual  Termination and Release Agreement on the date first above written.


                              TARRANT APPAREL GROUP


                              By:               /S/ DAVID BURKE
                                       -----------------------------------------
                              Name:             DAVID BURKE
                                       -----------------------------------------
                              Title:            CHIEF FINANCIAL OFFICER
                                       -----------------------------------------


                              4366883 CANADA INC.


                              By:               /S/ GERARD GUEZ
                                       -----------------------------------------
                              Name:             GERARD GUEZ
                                       -----------------------------------------
                              Title:            CHIEF EXECUTIVE OFFICER
                                       -----------------------------------------


                              BUFFALO INTERNATIONAL INC.


                              By:               /S/ GILBERT BITTON
                                       -----------------------------------------
                              Name:             GILBERT BITTON
                                       -----------------------------------------
                              Title:            DIRECTOR AND SECRETARY
                                       -----------------------------------------


                              3681441 CANADA INC.


                              By:               /S/ GILBERT BITTON
                                       -----------------------------------------
                              Name:             GILBERT BITTON
                                       -----------------------------------------
                              Title:            DIRECTOR AND PRESIDENT
                                       -----------------------------------------


                              BUFFALO CORPORATION


                              By:               /S/ GILBERT BITTON
                                       -----------------------------------------
                              Name:             GILBERT BITTON
                                       -----------------------------------------
                              Title:            DIRECTOR AND PRESIDENT
                                       -----------------------------------------




                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]


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                             [SIGNATURES CONTINUED]



                              4183517 CANADA INC.


                              By:               /S/ GILBERT BITTON
                                       -----------------------------------------
                              Name:             GILBERT BITTON
                                       -----------------------------------------
                              Title:            DIRECTOR AND PRESIDENT
                                       -----------------------------------------


                              3979512 CANADA INC.


                              By:               /S/ GILBERT BITTON
                                       -----------------------------------------
                              Name:             GILBERT BITTON
                                       -----------------------------------------
                              Title:            DIRECTOR AND PRESIDENT
                                       -----------------------------------------


                              THE BUFFALO TRUST


                              By:      BFL MANAGEMENT INC.
                              Title:   TRUSTEE

                                       By:               /S/ MARTIN ROCHWERG
                                                --------------------------------
                                       Name:             MARTIN ROCHWERG
                                                --------------------------------
                                       Title:            DIRECTOR
                                                --------------------------------


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